Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 14 March 2016 (which includes an explanatory paragraph regarding retrospective adjustments to the 2015 consolidated financial statement disclosures on segment information) relating to the financial statements, which appears in Anheuser-Busch InBev SA/NV’s Annual Report on Form 20-F for the year ended 31 December 2017.

PwC Bedrijfsrevisoren BCVBA

Represented by

/s/ Koen Hens

Koen Hens

Bedrijfsrevisor

Sint-Stevens-Woluwe, Belgium

14 September 2018